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                                                                    Exhibit 10.3


                               NABISCO HOLDINGS CORP.

                           1994 LONG TERM INCENTIVE PLAN

                               STOCK OPTION AGREEMENT

                            ---------------------------

                          DATE OF GRANT:  January 2, 1998

                               W I T N E S S E T H :


     1.  GRANT OF OPTION.  Subject to (i) the terms and conditions herein and
(ii) the provisions of the Nabisco Holdings Corp. 1994 Long Term Incentive Plan (the "Plan"), Nabisco Holdings Corp. (the "Company") on the above date has granted to

                          JAMES M. KILTS (THE "OPTIONEE"),

the right and option to exercise from the Company a total of

                                   250,000 SHARES

of Class A Common Stock of the Company ("Common Stock"), at the exercise price of $47.938 per share (the "Option"). A copy of the Plan is attached and made a part of this agreement with same effect as if set forth in the agreement itself. All capitalized terms used herein shall have the meaning set forth in the Plan, unless the context requires a different meaning.

     2.  EXERCISE OF OPTION.

     (a) Shares may be purchased by giving the Corporate Secretary of the Company written notice of exercise, on a form prescribed by the Company, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by

     (i) tender to the Company of cash for the full purchase price of the shares with respect to which such Option or portion thereof is exercised; OR

     (ii) the unsecured, demand borrowing by the Optionee from the Company on an open account maintained solely for this purpose in the amount of the full exercise price together with the instruction from the Optionee to sell the shares exercised on the open market through a duly registered broker-dealer with which the Company makes an arrangement for the sale of such shares under the Plan.



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          This method is known as the "broker-dealer exercise method" and is subject to the terms and conditions set forth herein, in the Plan and in guidelines established by the Committee. The Option shall be deemed to be exercised simultaneously with the sale of the shares by the broker-dealer. If the shares purchased upon the exercise of an Option or a portion thereof cannot be sold for a price equal to or greater than the full exercise price plus direct costs of the sales, then there is no exercise of the Option. Election of this method authorizes the Company to deliver shares to the broker-dealer and authorizes the broker-dealer to sell said shares on the open market. The broker-dealer will remit proceeds of the sale to the Company which will remit net proceeds to the Optionee after repayment of the borrowing, deduction of costs, if any, and withholding of taxes. The Optionee's borrowing from the Company on an open account shall be a personal obligation of the Optionee which shall bear interest at the published Applicable Federal Rate (AFR) for short-term loans and shall be payable upon demand by the Company. Such borrowing may be authorized by telephone or other telecommunications acceptable to the Company. Upon such borrowing and the exercise of the Option or portion thereof, title to the shares shall pass to the Optionee whose election hereunder shall constitute instruction to the Company to register the shares in the name of the broker-dealer or its nominee. The Company reserves the right to discontinue this broker-dealer exercise method at any time for any reason whatsoever. The Optionee agrees that if this broker-dealer exercise method under this paragraph is used, the Optionee promises unconditionally to pay the Company the full balance in his open account at any time upon demand. Optionee also agrees to pay interest on the account balance at the AFR for short-term loans from and after demand.

     (b) Notwithstanding provisions for regular exercise, if more than 80% of the aggregate value of all classes of Company common stock is owned, directly or indirectly, by RJR Nabisco Holdings Corp. on the date of exercise then the Company may, in its absolute discretion, make a cash payment to the Optionee, net of taxes, equal to the product of (x) and (y), where (x) is the excess of the fair market value of Common Stock on the date of exercise over the exercise price, and (y) is the number of shares subject to the Option(s) being exercised. Such cash payment shall be in lieu of delivery of shares.

     (c) Subject to Sections 2(b), 2(d), and 4, this Option shall be vested in three installments. The first installment shall be vested on the 1st of January following Date of Grant for 33% of the number of shares of Common Stock subject to this Option. Thereafter, on each subsequent January 1st an installment shall become vested for 33% and 34%, respectively, of the number of shares subject to this Option until the Option has become fully vested. To the extent that any portion of the Option is not exercised, it shall not expire, but shall continue to be vested at any time thereafter until this Option shall terminate, expire or be surrendered. An exercise shall be for whole shares only.

     (d) This Option shall not be exercised prior to 36 months after the Date of Grant.



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     3.  RIGHTS IN EVENT OF TERMINATION OF EMPLOYMENT.

     Subject to Sections 2(b), 2(d) and 4:

     (a) Except as may be otherwise provided in a written employment or termination agreement between the Optionee and the Company, the Option shall not become vested as to any additional shares following the Termination of Employment of the Optionee for any reason other than a Termination of Employment because of death, Permanent Disability, Retirement, termination of employment by the Optionee with Good Reason or involuntary termination of the Optionee without Cause. In the event of Termination of Employment because of death, Permanent Disability, Retirement, termination of employment by the Optionee with Good Reason or involuntary termination without Cause, the Option shall immediately become vested as to all shares.

     (b) The Optionee shall be deemed to have a "Permanent Disability" if he becomes totally and permanently disabled (as defined in RJR Nabisco, Inc's Long Term Disability Plan applicable to senior executive officers as in effect on the date hereof), or if the Board of Directors or any committee thereof so determines.

     (c) "Retirement" as used herein means retirement at age 65 or over, or early retirement at age 55 or over with the approval of the Company, which approval specifically states that the Option shall become fully exercisable as to all Shares.

     (d) "Termination of Employment" as used herein means termination from active employment with the Company; it does not mean termination of payment or benefits at the end of salary continuation or other form of severance or pay in lieu of salary.

     4. EXPIRATION OF OPTION. The Option shall expire or terminate and may not be exercised to any extent by the Optionee after the first to occur of the following events:

     (a) The tenth anniversary of the Date of Grant, or such earlier time as the Company may determine is necessary or appropriate in light of applicable foreign tax laws; or

     (b) Immediately upon the Optionee's Termination of Employment for Cause (as defined in Section 11 herein).

     5. TRANSFERABILITY. Other than as specifically provided with regard to the death of the Optionee, this Option agreement and any benefit provided or accruing hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge,


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encumbrance, or charge; and any attempt to do so shall be void.  No such benefit shall, prior to receipt thereof by the Optionee, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Optionee.

     6. NO RIGHT TO EMPLOYMENT. Neither the execution and delivery of this agreement nor the granting of the Option evidenced by this agreement shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to employ the Optionee for any specific period or shall prevent the Company or its subsidiaries from terminating the Optionee's employment at any time with or without "Cause" (as defined in Section 11 herein).

     7. ADJUSTMENTS IN OPTION. In the event that the outstanding shares of the Common Stock subject to the Option are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Committee may make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which the Option, or portions thereof then unexercised, shall be exercisable. Any adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

     8. APPLICATION OF LAWS. The granting and the exercise of this Option and the obligations of the Company to sell and deliver shares hereunder and to remit cash under the broker-dealer exercise method shall be subject to all applicable laws, rules, and regulations and to such approvals of any governmental agencies as may be required.

     9. TAXES. Any taxes required by federal, state, or local laws to be withheld by the Company on exercise by the Optionee of the Option for Common Stock shall be paid to the Company before delivery of the Common Stock is made to the Optionee. When the Option is exercised under the broker-dealer exercise method, the full amount of any taxes required to be withheld by the Company on exercise of stock options shall be deducted by the Company from the proceeds.

     10. NOTICES. Any notices required to be given hereunder to the Company shall be addressed to The Secretary, Nabisco Holdings Corp., 7 Campus Drive, Parsippany, New Jersey 07054, and any notice required to be given hereunder to the Optionee shall be sent to the Optionee's address as shown on the records of the Company.

11.  TERMINATION FOR "CAUSE" OR WITH "GOOD REASON."

     (a) For purposes of this Agreement, an Optionee's employment shall be deemed to have been terminated for "Cause" only as such term is defined in the Optionee's employment agreement with the Company effective as of November 20, 1997 (the "Employment Agreement"). Any voluntary termination by the Optionee in anticipation of an involuntary termination of the Optionee's employment for Cause shall be deemed to be a termination of Optionee's employment for Cause.


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     (b)  For purposes of the Agreement, the Optionee's employment shall be deemed to have been terminated for "Good Reason" only as such term is defined in the Optionee's Employment Agreement.

     12. ADMINISTRATION AND INTERPRETATION. In consideration of the grant, the Optionee specifically agrees that the Committee shall have the exclusive power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Agreement. The Committee may delegate its interpretive authority to an officer or officers of the Company.













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     13.  OTHER PROVISIONS.

          (a) Titles are provided herein for convenience only and are not to serve as a basis for interpretation of the Agreement.

          (b) This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

          (c)  THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE
INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAWS.


     IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Optionee have executed this Agreement as of the date of Grant first above written.

                                 NABISCO HOLDINGS CORP.



                                 By
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                                        Authorized Signatory



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          Optionee


Optionee's Social Security Number:


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Optionee's Home Address:


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